Exhibit 99.1

ZELTIQ ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

Revenue of $95.2 million, up 55% Year-over-Year

North America Account Utilization Increase of 25% Year-over-Year

Net income of $5.2 million; Adjusted EBITDA of $16.6 million or 17.4% of Revenues

Increases Full Year 2016 Revenue Guidance to a Range of $350 to $352 million

•	403 systems shipped, bringing total installed base to 5,657 systems

•	386,854 revenue cycles shipped, up 56% year-over-year

•	International revenue of $20.9 Million, up 43% year-over-year

•	Third quarter cash and investments increase of $13.1 million

PLEASANTON, CA (November 9, 2016) – ZELTIQ® , (Nasdaq: ZLTQ), a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform, today announced financial results for the third quarter 2016.

Mark Foley, President and Chief Executive Officer, said, “I am extremely pleased with our third quarter performance as we delivered the largest revenue quarter in the Company’s history during what is typically a seasonally slower time of year in the aesthetics industry. We experienced strong growth in both systems and consumables as the durable benefit of our direct-to-consumer or DTC campaign continued to create momentum and further solidify CoolSculpting® as the leading non-invasive, fat-reduction brand. With North America account utilization up 25% year-over-year, and over six million unique visitors to our website during the first nine months of the year, we continue to have conviction in our DTC investments and believe that we are not only generating awareness but are also beginning to condition a broader consumer base for treatment. Our international business also performed exceptionally well with revenues up 43% year-over-year as our new international management team continued to successfully execute and as we commenced our launch into the China Medical market. Importantly, the third quarter also demonstrated our ability to deliver significant profitability, as evidenced by our record Adjusted EBITDA margin, as we realized the benefit of our strategic investments.”

Mr. Foley concluded, “Overall, I am very pleased with our broad-based success in the quarter and believe that it added strong validation to our DTC strategy, international investments, and ability to deliver profitable growth. Due to our strong momentum in the market, we are increasing our full year 2016 revenue guidance to a range of $350 million to $352 million.”

Third Quarter Financial Review
Total revenue for the third quarter 2016 was $95.2 million, consisting of $42.7 million of system revenue and $52.5 million of consumable revenue. This compares to total revenue of $61.2 million, consisting of $29.3 million of system revenue and $31.9 million of consumable revenue, for the third quarter 2015. Total revenue cycles shipped increased 56% to 386,854 for the third quarter 2016, compared to 247,298 for the third quarter 2015.

Gross profit was $66.8 million, or 70.1% of revenue, for the third quarter 2016, compared to gross profit of $45.2 million, or 73.8% of revenue, for the third quarter 2015. The decrease in gross margin is mainly attributable to the increase in add-on and previously deferred applicators recognized in the third quarter of 2016, as well as increased warranty and inventory-related expense. Operating expenses for the third quarter 2016 were $55.1 million, compared to $43.2 million for the third quarter 2015.

Income from operations for the third quarter 2016 was $11.7 million, compared to income from operations of $1.9 million for the third quarter 2015. Net income for the third quarter 2016 was $5.2 million, or $0.12 per diluted share, compared to net income of $2.1 million, or $0.05 per diluted share for the third quarter 2015. Weighted average diluted shares outstanding were 41.6 million for the third quarter 2016, compared to weighted average diluted shares outstanding of 40.9 million for the third quarter 2015.

On a non-GAAP basis, the company reported adjusted EBITDA of $16.6 million, or 17.4% of revenue, for the third quarter 2016, compared to $5.6 million, or 9.2% of revenue, for the third quarter 2015.

Cash and investments were $65.0 million as of September 30, 2016, compared to $51.9 million as of June 30, 2016.

Full Year 2016 Financial Guidance
ZELTIQ is updating its financial guidance for the full year 2016, as follows:

•	Revenue guidance in a range of $350 million to $352 million, up from prior guidance of $340 million to $350 million.

•	Gross profit margin of approximately 70% of total revenue, compared to prior guidance of approximately 68%.

•	Operating expenses of approximately 68% of total revenue, compared to prior guidance of 66% to 67%.

•	Stock-based compensation, depreciation, and amortization expense of approximately 6% of total revenue, compared to prior guidance of 6% to 7%.

•	Net loss margin of approximately (1)% of total revenue, compared to prior guidance of (3)% to (2)%.

•	Adjusted EBITDA margin of approximately 8% of total revenue, compared to prior guidance of 7% to 9%.

In the fourth quarter of 2016, the company is moving its headquarters and vacating its existing facility. As part of this transition, the company anticipates recording a charge to account for the remaining lease liability and other related expenses. This charge is not included in financial guidance, and management currently plans to exclude it from fourth quarter adjusted EBITDA.

Additional information regarding ZELTIQ’s results and guidance can be found in ZELTIQ’s Supplemental Financial and Operational Information schedule by CLICKING HERE or by visiting the Investor Relations section of ZELTIQ’s website at www.zeltiq.com.

Conference Call
ZELTIQ will hold a conference call on Tuesday, November 8, 2016 at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. The dial-in numbers are (877) 280-7291 for domestic callers and (707) 287-9361 for international callers. The conference ID number is 1244233. A live webcast of the conference call will be available online from the investor relations page of ZELTIQ’s corporate website at www.coolsculpting.com.

A replay of the webcast will remain available on ZELTIQ’s website, www.coolsculpting.com, until ZELTIQ releases its fourth quarter 2016 financial results. In addition, a telephonic replay of the call will be available until November 15, 2016. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 1244233.

Use of Non-GAAP Financial Measures
ZELTIQ has supplemented its GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of ZELTIQ, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss) in the most directly comparable GAAP measure is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the ZELTIQ’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About ZELTIQ® Aesthetics
ZELTIQ is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. ZELTIQ’s first commercial product, the CoolSculpting System, is designed to selectively reduce stubborn fat bulges. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. It utilizes patented technology of precisely controlled cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis. ZELTIQ developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer.

Forward-Looking Statements
The statements made in this press release regarding ZELTIQ’s full year 2016 financial guidance are forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond ZELTIQ’s control and that could materially affect ZELTIQ’s actual business operations and financial performance and condition. Factors that could materially affect ZELTIQ’s business operations and financial performance and condition include, but are not limited to: less than anticipated growth in the number of physicians electing to purchase CoolSculpting systems; patient demand for CoolSculpting procedures may be lower than ZELTIQ expects; product or procedure announcements by competitors may decrease demand for CoolSculpting procedures; ZELTIQ may incorrectly estimate or control its future expenditures; ZELTIQ may incorrectly estimate the timing of new product development and new product launch; ZELTIQ’s sales and marketing plans may fail to increase sales as ZELTIQ expects; as well as those other risks and uncertainties set forth under the caption “Risk Factors” in ZELTIQ’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on August 9, 2016. These forward-looking statements speak only as of the date of this press release. ZELTIQ expressly disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

CONTACTS:
Investor Relations:
Taylor C. Harris
ZELTIQ, Senior Vice President and CFO
925-474-2500
Nick Laudico
The Ruth Group
646-536-7030
nlaudico@theruthgroup.com

ZELTIQ Aesthetics, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60,369	$35,710
Short-term investments	2,460	12,867
Accounts receivable, net	40,348	33,359
Inventory, net	32,246	28,095
Prepaid expenses and other current assets	10,286	11,771
Total current assets	145,709	121,802
Long-term investments	2,217	3,490
Restricted cash	836	452
Property and equipment, net	9,637	6,969
Intangible asset, net	4,605	5,092
Long-term deferred tax assets	32,243	40,475
Other assets	310	547
Total assets	$195,557	$178,827
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$16,947	$10,903
Deferred revenue	18,708	7,682
Accrued and other current liabilities	36,769	34,815
Total current liabilities	72,424	53,400
Long-term deferred revenue	142	226
Other non-current liabilities	1,015	899
Total liabilities	$73,581	$54,525
STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	121,976	124,302
Total liabilities and stockholders’ equity	$195,557	$178,827

ZELTIQ Aesthetics, Inc.
Condensed Consolidated Statement of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2016	2015	2016	2015
Revenue	$95,157	$61,202	$249,091	$177,191
Cost of revenue	28,407	16,041	74,161	48,535
Gross profit	66,750	45,161	174,930	128,656
Operating expenses:
Research and development	6,488	5,464	19,096	17,352
Sales and marketing	40,336	30,647	131,330	87,253
General and administrative	8,270	7,115	27,538	22,156
Total operating expenses	55,094	43,226	177,964	126,761
Income (expense) from operations	11,656	1,935	(3,034)	1,895
Interest income (expense), net	7	13	(49)	40
Other income (expense), net	498	359	2,553	(508)
Income (loss) before income taxes	12,161	2,307	(530)	1,427
Provision for income taxes	6,972	160	9,053	231
Net income (loss)	$5,189	$2,147	$(9,583)	$1,196
Basic and diluted net income (loss) per share:
Net income (loss) per share, basic	$0.13	$0.06	$(0.24)	$0.03
Weighted average shares of common stock outstanding used in computing net income (loss) per share, basic	39,745,125	38,881,183	39,510,075	38,640,269
Net income (loss) per share, diluted	$0.12	$0.05	$(0.24)	$0.03
Weighted average shares of common stock outstanding used in computing net income (loss) per share, diluted	41,592,568	40,860,593	39,510,075	40,724,261

ZELTIQ Aesthetics, Inc.
Condensed Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(9,583)	$1,196
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,468	1,712
Stock-based compensation	12,805	10,261
Deferred income taxes	8,232	—
Amortization of investment premium, net	30	63
Provision for (reduction in) doubtful accounts receivable	(242)	270
Provision for excess and obsolete inventory	1,314	403
Loss on disposal and write-off of property and equipment	174	—
Gain on foreign currency exchange rates	(2,005)	—
Changes in operating assets and liabilities:
Accounts receivable	(6,925)	(11,773)
Inventory	(5,928)	(13,698)
Prepaid expenses and other assets	1,617	(1,794)
Deferred revenue, net of deferred costs	11,002	1,681
Accounts payable, accrued and other liabilities	8,472	17,573
Net cash provided by operating activities	21,431	5,894
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(2,963)	(12,079)
Proceeds from sale of investments	8,683	—
Proceeds from maturity of investments	5,950	18,260
Purchase of property and equipment	(4,970)	(2,332)
Change in restricted cash	(421)	94
Net cash provided by investing activities	6,279	3,943
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on capital leases	(93)	(89)
Proceeds from issuance of common stock upon exercise of stock options and from employee stock purchase plan	2,935	4,136
Tax payments related to shares withheld for vested restricted stock units	(5,271)	(6,577)
Tax effect of employee stock plans	(29)	26
Net cash used in financing activities	(2,458)	(2,504)
Effect of exchange rate changes on cash and cash equivalents	(593)	(364)
NET INCREASE IN CASH AND CASH EQUIVALENTS	24,659	6,969
CASH AND CASH EQUIVALENTS—Beginning of period	35,710	28,649
CASH AND CASH EQUIVALENTS—End of period	$60,369	$35,618

ZELTIQ Aesthetics, Inc.
Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,
Amortization and Stock-Based Compensation (Adjusted EBITDA)
(In thousands, except for percentages)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
Dollars	2016	2015	2016	2015
Net income (loss), as reported	$5,189	$2,147	$(9,583)	$1,196
Adjustments to net income (loss):
Interest (income) expense and other, net	(505)	(372)	(2,504)	468
Provision for income taxes	6,972	160	9,053	231
Depreciation and amortization	946	650	2,468	1,712
Stock-based compensation expense	3,983	3,028	12,805	10,261
Total adjustments to net income (loss)	11,396	3,466	21,822	12,672
Adjusted EBITDA	$16,585	$5,613	$12,239	$13,868

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
As a Percentage of Revenue	2016	2015	2016	2015
Net income (loss)	5.5%	3.5%	(3.8)%	0.7%
Adjustments to net income (loss):
Interest (income) expense and other, net	(0.5)%	(0.6)%	(1.0)%	0.2%
Provision for income taxes	7.2%	0.3%	3.6%	0.1%
Depreciation and amortization	1.0%	1.1%	1.0%	1.0%
Stock-based compensation expense	4.2%	4.9%	5.1%	5.8%
Total adjustments to net income (loss)	11.9%	5.7%	8.7%	7.1%
Adjusted EBITDA margin	17.4%	9.2%	4.9%	7.8%

As a Percentage of Revenue	FY2016 Guidance
Net loss	(1)%
Adjustments to net loss:
Interest income and other, net	(1)%
Provision for income taxes	4%
Depreciation and amortization	1%
Stock-based compensation expense	5%
Total adjustments to net loss	9%
Adjusted EBITDA margin	8%